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                                                                    EXHIBIT 4(c)

                     [Form of Face of STRYPES Certificate]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. ____________                                ___________ STRYPES

CUSIP NO. 590188777


                           MERRILL LYNCH & CO., INC.

              Structured Yield Product Exchangeable for Stock/SM/
                        6% STRYPES/SM/ Due June 1, 1999

                     (Payable with Shares of Common Stock,
            par value $1.00 per share, of Cox Communications, Inc.)

                        Issue Price Per STRYPES: $22.875

     Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay and discharge each STRYPES evidenced hereby on June 1, 1999 (the "Maturity Date") (subject to the Company's right to redeem the STRYPES evidenced hereby, as described on the reverse hereof) by delivering to _____________________________________, or registered assigns, a number of shares
(such number of shares, the "Payment Rate") of common stock, par value $1.00 per share ("Cox Common Stock"), of Cox Communications, Inc. ("Cox") (or, in the event there shall occur a
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Reorganization Event, cash, securities and/or other property in lieu thereof)
and any Distributed Assets applicable thereto determined in accordance with the Payment Rate Formula (as defined below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on such STRYPES from May 29, 1996, or from the most recent Interest Payment Date to which interest has been paid or provided for, on March 1, June 1, September 1 and December 1 in each year, beginning September 1, 1996, and on the Maturity Date, at the rate of $1.37 per STRYPES per annum (or $.3425 per STRYPES per quarter), until the Maturity Date or such earlier date on which such STRYPES is redeemed or the Issue Price of such STRYPES is repaid in accordance with the provisions described below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this STRYPES Certificate (or one or more Predecessor STRYPES Certificates) is registered at the close of business on the last day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date (each a "Regular Record Date"). In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this STRYPES Certificate) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date, and may be paid to the Person in whose name this STRYPES Certificate (or one or more Predecessor STRYPES Certificates) is registered at the close of business on a Special Record Date for the payment of such interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to Holders of STRYPES not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the STRYPES may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The Payment Rate shall be determined in accordance with the following formula (the "Payment Rate Formula"), subject to adjustment as a result of certain dilution events relating to the Cox Common Stock as provided for in the
Indenture: (a) if the Maturity Price (as defined below) is greater than or equal to $27.91 per share of Cox Common Stock (the "Threshold Appreciation Price"), .8196 shares of Cox Common Stock per STRYPES, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $22.875 per share of Cox Common Stock (the "Initial Price"), a fractional share of Cox Common Stock per STRYPES so that the value thereof (determined based on the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of Cox Common Stock per STRYPES. Notwithstanding the foregoing, the Company may, at its option, in lieu of delivering shares of Cox Common Stock and any Distributed Assets applicable thereto, deliver cash in an amount equal to the value of such number of shares of Cox Common Stock at the Maturity Price, plus the fair market value (as determined by the Board of Directors of the Company, which determination shall be conclusive, and described in a resolution adopted with respect thereto) as of the third Trading Day preceding the Maturity Date of any such Distributed Assets applicable thereto, all as provided in the Indenture. Such number of shares of Cox Common Stock (or, in

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the event there shall occur a Reorganization Event as provided in the Indenture, cash, securities and/or other property in lieu thereof) and any Distributed Assets applicable thereto or, at the Company's option, the amount of cash, in either case deliverable upon payment and discharge hereof is hereinafter referred to as the "Maturity Consideration." The term "Maturity Price" means, except as otherwise provided in the Indenture, the sum of (A) the average
Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date and (B) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of the third Trading Day preceding the Maturity Date of the Distributed Assets applicable to one share of Cox Common Stock. The term "Closing Price" means, with respect to any security on any date of determination, the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the New York Stock Exchange (the "NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. The term "Trading Day" means, with respect to any security the Closing Price of which is being determined, a day on which such security (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

     Interest on the STRYPES evidenced hereby will be payable, and delivery of the Maturity Consideration in payment of the STRYPES evidenced hereby on the Maturity Date will be made, upon surrender of this STRYPES Certificate, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and payment of interest on the STRYPES evidenced by this STRYPES Certificate (and, if the Company elects to deliver cash in lieu of Cox Common Stock on the Maturity Date, the amount of cash payable on the Maturity Date) will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register.

     ADDITIONAL PROVISIONS OF THIS STRYPES CERTIFICATE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

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     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this STRYPES Certificate shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. "Structured Yield Product Exchangeable for Stock" and "STRYPES" are service marks of Merrill Lynch & Co., Inc.

     IN WITNESS WHEREOF, Merrill Lynch & Co., Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:
                              Merrill Lynch & Co., Inc.



                              By:_____________________________
                                 Name:  Theresa Lang
                                 Title:  Treasurer


Attest:______________________________
       Name:  Gregory T. Russo
       Title: Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This certificate evidences Securities of the series designated herein and referred to in the within-mentioned Indenture.


                              Chemical Bank, as Trustee



                              By:_______________________________
                                 Authorized Officer

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                    [Form of Reverse of STRYPES Certificate]

                           MERRILL LYNCH & CO., INC.

                Structured Yield Product Exchangeable for Stock
                          6% STRYPES Due June 1, 1999

        (Payable with Shares of Common Stock, par value $1.00 per share, of Cox Communications, Inc.)


     This STRYPES Certificate evidences part of a duly authorized issue of unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under an indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented as of May 1, 1996, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as Trustee (the indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended, restated and supplemented from time to time, the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase and analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This STRYPES Certificate evidences Securities of the series designated as Structured Yield Product Exchangeable for Stock, 6% STRYPES Due June 1, 1999 (each, a "STRYPES").

     The STRYPES will be redeemable at the option of the Company, in whole but not in part, at any time from and after the date (the "Tax Event Date") on which a Tax Event (as defined below) shall occur at a price per STRYPES (the "Tax Event Redemption Price") equal to (a) an amount of cash equal to the sum of (x) all accrued and unpaid interest on such STRYPES to the date fixed for redemption (the "Redemption Date"), (y) the sum of all interest payments on such STRYPES due after the Redemption Date and on or prior to the Maturity Date and (z) $1.37, plus (b) a number of shares of Cox Common Stock (or, in the event there shall occur a Reorganization Event, cash, securities and/or other property in lieu thereof), including any Distributed Assets applicable thereto, determined in accordance with the Payment Rate Formula, with the Redemption Date being deemed to be the Maturity Date for purposes of calculating the Maturity Price.

                                       5
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     A "Tax Event" means that CEI shall have delivered to the Company an opinion from independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment or proposed amendment to, or change (including any announced prospective change) or proposed change in, the laws (or any regulations thereunder) of the United States or any taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, enacted, promulgated, introduced, issued or announced or which interpretation is issued or announced or which action is taken, on or after May 22, 1996, there is more than an insubstantial risk that a corporation that sells or otherwise disposes of stock in another corporation on a date that is after May 22, 1996 and that is on or prior to the Maturity Date would not be permitted to specifically identify the stock sold or disposed of for purposes of determining the amount of such corporation's gain or loss on the stock sold or disposed of for United States Federal income tax purposes.

     The STRYPES are not subject to any sinking fund or other mandatory redemption provisions. The STRYPES are not payable at the option of the Holders prior to the Maturity Date.

     If an Event of Default with respect to the STRYPES, as defined in the Indenture, shall occur and be continuing, then an amount equal to the issue price of all the STRYPES may be declared immediately due and payable in cash in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the STRYPES under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% of the aggregate issue price of the Outstanding STRYPES. The Indenture also contains provisions permitting the Holders of a majority of the aggregate issue price of the Outstanding STRYPES, on behalf of the Holders of all STRYPES, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the STRYPES. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of the STRYPES evidenced by this STRYPES Certificate and of any STRYPES evidenced by a STRYPES Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent of waiver is made upon this STRYPES Certificate.

     No reference herein to the Indenture and no provision of this STRYPES Certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to deliver or pay the interest on, and Maturity Consideration in respect of, the STRYPES evidenced by this STRYPES Certificate at the times, place and rate, and in the manner, herein prescribed.

                                       6
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     As provided in the Indenture and subject to certain limitations therein set forth, the STRYPES evidenced by this STRYPES Certificate are transferable on the Security Register of the Company, upon surrender of this STRYPES Certificate for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new STRYPES Certificates, evidencing the same aggregate number of STRYPES, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer. Certain terms used in this STRYPES Certificate which are defined in the Indenture have the meanings set forth therein.

     This STRYPES Certificate shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this STRYPES Certificate is registered as the owner of the STRYPES evidenced hereby for the purpose of receiving payment as herein provided and for all other purposes, whether or not the STRYPES be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                       7
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                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM  --  as tenants in  UNIF GIFT MIN -- _____ Custodian _______
             common                          (Cust)          (Minor)
TEN ENT  --  as tenants by the       Under Uniform Gifts to Minors Act
             entireties                  ________________________
                                                  (State)

JT TEN  --  as joint tenants with
            right of survivorship
            and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
OR TAXPAYER I.D. OR OTHER
IDENTIFYING NUMBER OF
ASSIGNEE

- --------------------------------------------------------------------------------
          (Please print or typewrite name and address including postal zip code of assignee)

___________________________ STRYPES and all rights thereunder, hereby irrevocably constituting and appointing
______________________________________________________ attorney to transfer said
STRYPES on the books of the Company, with full power of substitution in the premises.

Dated:

                   -------------------------------------------------------------
                   NOTICE: The signature to this assignment must correspond with the name as written upon on the face of the within Security in every particular, without alteration or enlargement or any change whatever.

                                       8